Exhibit 3.18

BYLAWS

OF

BROOKSTONE RETAIL PUERTO RICO, INC.

(a Puerto Rico corporation)

ARTICLE I

Offices; Resident Agent

1.1.	Principal Office; Records	1
1.2.	Other Offices	1
1.3.	Designated Office and Resident Agent	1

ARTICLE II

Shareholders

2.1.	Annual Meetings	1
2.2.	Special Meetings	1
2.3.	Notice	2
2.4.	Shareholders’ List	3
2.5.	Shareholder Quorum and Voting Requirements	3
2.6.	Proxies	4
2.7.	Action by Consent	4
2.8.	Financial Statements	5

ARTICLE III

Directors

3.1.	General Powers	5
3.2.	Number; Qualifications	5
3.3.	Election	6
3.4.	Term	6
3.5.	Resignation	6
3.6.	Removal	6
3.7.	Vacancies	6
3.8.	Meetings	7
3.8.1.	Regular Meetings	7
3.8.2.	Special Meetings	7
3.8.3.	Location of Meetings	7
3.9.	Waiver of Notice	7
3.10.	Quorum; Presence at Meeting	8
3.11.	Voting	8
3.12.	Unanimous Consent	8
3.13.	Compensation of Directors	8
3.14.	Director Committees	8

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ARTICLE IV

Officers

4.1.	Appointment	9
4.2.	Resignation	9
4.3.	Removal	9
4.4.	Compensation	9
4.5.	Authority and Duties	9
4.5.1.	Chairman	9
4.5.2.	President; Vice President(s)	10
4.5.3.	Treasurer; Assistant Treasurer(s)	10
4.5.4.	Secretary; Assistant Secretary(ies)	11

ARTICLE V

Shares

5.1.	Share Certificates	12
5.2.	Share Transfer Books	12
5.3.	Transfer of Shares	13
5.4.	Registered Shareholders	13

ARTICLE VI

General Provisions

6.1.	Distributions	13
6.2.	Checks and Notes; Loans	13
6.3.	Seal	13
6.4.	Voting Shares in Other Corporations	13
6.5.	Establishment of Fiscal Year	13

ARTICLE VII

Amendments

7.1.	Action by Board	14
7.2.	Action by Shareholders	14

ARTICLE VIII

Indemnification

8.1.	Indemnification of Directors	14
8.2.	Indemnification of Officers	14
8.3.	Right Not Exclusive	14

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BYLAWS

OF

BROOKSTONE RETAIL PUERTO RICO, INC.

The following have been adopted as the Bylaws of BROOKSTONE RETAIL PUERTO RICO, INC. (the “Corporation”), a Puerto Rico corporation, organized under and in the manner required by the General Corporation Law of 1995 of the Commonwealth of Puerto Rico (the “GCL”). References in these Bylaws to: (a) the “GCL” or to specific provisions of the GCL shall mean the GCL or such provisions, as amended; (b) the “Certificate” shall mean the Certificate of Incorporation of the Corporation, as amended; and (c) the “Board” shall mean the Board of Directors of the Corporation.

ARTICLE I

Offices; Resident Agent

1.1. Principal Office; Records. The principal office of the Corporation shall be located at such place, either within or outside the Commonwealth of Puerto Rico, as is determined by the Board. The Corporation shall keep at its principal office a copy of the books and records required by the GCL.

1.2. Other Offices. The Corporation may also have offices at such other places both within and outside the Commonwealth of Puerto Rico as the Board may from time to time determine or the business of the Corporation may require.

1.3. Designated Office and Resident Agent. The designated office of the Corporation shall be maintained in the Commonwealth of Puerto Rico. The designated office may be, but need not be, identical with the principal office of the Corporation. The resident agent shall be a resident of the Commonwealth of Puerto Rico, or a domestic corporation or foreign corporation duly authorized to do business in Puerto Rico. The designated office or the resident agent may be changed in the manner set forth in the GCL.

ARTICLE II

Shareholders

2.1. Annual Meetings. Annual meetings of the shareholders shall be held within or outside the Commonwealth of Puerto Rico on such date and at such time during the month of March in each year as shall be determined by call of the President of the Corporation, or on such other date and at such time as the Board may determine. At the annual meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. If the election of directors is not held at the annual meeting, or any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon as convenient thereafter.

2.2. Special Meetings. Special meetings of the shareholders may be called by the Board or by the President. A special meeting of the shareholders shall be called by the Secretary if the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.3. Notice.

(a)	The Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting no fewer than ten (10) or more than sixty (60) days before the meeting date. Unless the GCL requires otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting.

(b)	If any shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, and place is announced at the meeting before adjournment; provided, that if the term of adjournment is more than thirty (30) days or if a new record date for the adjourned meeting is fixed or must be fixed under the GCL, then notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

(c)	A shareholder may waive notice of a meeting (or any notice required by the GCL, the Certificate, or these Bylaws) before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the Corporate records.

(d)	A shareholders’ attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting; objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(e)	Notice of a special shareholders’ meeting shall include a description of the purpose or purposes for which the meeting is called. Unless the GCL or the Certificate require otherwise, notice of an annual shareholders’ meeting need not include a description of the purpose or purposes for which the meeting is called.

(f)	If a purpose of any shareholders’ meeting is to consider either: (i) a proposed amendment to the Certificate (including any restatement of the Certificate requiring shareholder approval); (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange, or other disposition of all, or substantially all, of the Corporation’s property; (iv) the dissolution of the Corporation; or (v) the removal of a director, then the notice must so state and be accompanied by respectively a copy or summary of the proposed certificate of amendment, plan of merger or share exchange, or transaction for disposition of the Corporation’s property. If the proposed corporate action gives rise to dissenters’ rights, the notice must state that shareholders are or may be entitled to assert dissenters’ rights, and must be accompanied by a copy of the applicable provisions of the GCL.

(g)	If the Corporation issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders’ meeting. Likewise, if the Corporation indemnifies or advances expenses to a director under the GCL in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before notice of the next shareholders’ meeting.

2.4. Shareholders’ List. The Corporation shall keep a complete list of the shareholders entitled to vote at each meeting of the shareholders. Such list shall be available for inspection by any shareholder at least ten (10) days before the meeting for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice or at a place within the city where the meeting will be held. A shareholder, or the shareholder’s agent or attorney, is entitled on written demand to inspect and, subject to the requirements of the GCL, to copy the list during regular business hours and at the shareholder’s own expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, or the shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

2.5. Shareholder Quorum and Voting Requirements.

(a)	A majority of the shares entitled to vote, the holders of which are present or represented by proxy, shall constitute quorum at a meeting of shareholders.

(b)

When a separate vote by class, if any, is required, a majority of the outstanding shares of such class, present in person or represented by proxy, shall constitute quorum entitled to vote on such matter and the affirmative vote of the majority of the shares of such class, the holders of which are present or represented by proxy at the meeting, shall be deemed as the determination of such class.

(c)	Except as set forth in the GCL, or unless the Certificate provides otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting. Each shareholder shall be entitled to vote in person or by proxy executed in accordance with the provisions of the GCL and Section 2.6 hereof.

(d)	If a quorum exists, (other than the election of directors) the affirmative vote of a majority of the shares, the holders of which are present or represented by proxy at the meeting and are entitled to vote on the matter at hand, shall be deemed as the determination of the shareholders, unless the Certificate or the GCL require a greater number of affirmative votes.

2.6. Proxies. A shareholder entitled to vote upon a matter at a meeting at which a quorum is present may vote by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.7.	Action by Consent.

(a)	Action required or permitted by the GCL, the Certificate, or these Bylaws to be taken at a shareholders’ meeting may be taken without a meeting, without a prior notice and without a vote if a consent or consents in writing setting forth the act so taken are signed by the minimum number of the shareholders with the right to vote that would be necessary to authorize or take the action at a meeting at which all the holders entitled to vote on the action were present and exercising their voting rights. The action must be evidenced by one or more written consents describing the action taken, signed by the minimum number of the shareholders entitled to vote on the action, and the date in which each shareholder signed such consent. No written consent shall be effective unless, within sixty (60) days from the receipt of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered to the Corporation for inclusion in the minutes or filing with the Corporate records at its registered office, main place of business or are delivered to an officer or agent of the Corporation having custody of the books in which the minutes of meetings of the shareholders are recorded. Any delivery to the registered office of the Corporation shall be by hand or certified or registered mail with return receipt requested.

(b)	In case of taking an action without holding a meeting and approving said action without unanimous consent, the Corporation shall give the shareholders who have not given their consent notice of such action without delay after the action is taken.

2.8. Financial Statements.

(a)	The Corporation shall furnish the shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its parent companies or its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders’ equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders shall also be prepared on that basis.

(b)	If the annual financial statements are reported upon by a public accountant, such report must accompany them. If not, the financial statements must be accompanied by a statement from the President or the person responsible for the Corporation’s accounting records: (i) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles, and, if not, describing the basis of preparation; and (ii) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

(c)	The Corporation shall mail the annual financial statements to each shareholder within one hundred twenty (120) days after the close of each fiscal year. Thereafter, on written request from a shareholder that was not mailed the statements, the Corporation shall mail the shareholder the latest financial statements.

ARTICLE III

Directors

3.1. General Powers. Unless the Certificate have dispensed with or limited the authority of the Board by describing who will perform some or all of the duties of the Board, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board.

3.2 Number; Qualifications.

(a)	The number of directors of the Corporation shall at least be one (1) but not more than ten (10) at any time. Until otherwise changed by action of the shareholders, the number of directors shall be the same number as fixed by the Incorporator or the Incorporators of the Corporation, either in the Certificate or at an organizational meeting of the Incorporator or the Incorporators or the first Board of Directors named in the Certificate.

(b)	Directors need not be shareholders or residents of the Commonwealth of Puerto Rico, unless so required by the Certificate.

3.3. Election. Unless otherwise provided in the Certificate, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a shareholders meeting at which quorum is present.

3.4. Term.

(a)	Each director shall hold office until the next annual shareholders’ meeting, unless the director earlier dies, resigns, or is removed. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected, unless the director earlier dies, resigns, or is removed.

(b)	If a director’s term expires, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.

3.5. Resignation. A director may resign at any time from the Board or from a committee of the Board by delivering written notice to the Board or its chairman or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. The acceptance of a resignation is not necessary to make it effective.

3.6. Removal. Any director or the entire Board may be removed by the majority of the shareholders entitled to elect the director(s), except as provided by the GCL, at a meeting called for the purpose of removing the director(s). The meeting notice must state that the purpose or one of the purposes of the meeting is the removal of the director(s). The removal may be with or without cause. If a director(s) is elected by a class or series of stock, only the shareholders of that class or series of stock may participate in the vote to remove the director(s).

3.7. Vacancies.

(a)	Unless the Certificate provides otherwise, if a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, the remaining directors may fill the vacancy by a majority vote. During such time that the remaining directors fail or are unable to fill the vacancy, then and until the directors act, the shareholders may fill the vacancy in the manner allowed by the GCL.

(b)	If the vacant office was held by a director elected by the holders of any class or series of stocks, only the holders of shares of that class or series of stock are entitled to vote to fill the vacancy if it is filled by the shareholders.

(c)	A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.8. Meetings.

3.8.1. Regular Meetings. Unless the Certificate provides otherwise, regular meetings of the Board may be held without notice of the date, time, place, or purpose of the meeting. The Board may provide, by resolution, the date, time, and place for the holding of regular meetings, which may be held without other notice than such resolution. Unless changed by the Board, a regular annual meeting of the Board shall take place immediately following the annual meeting of the shareholders for such year at the same place as the shareholders meeting and without any notice other than this Bylaws.

3.8.2. Special Meetings. Unless the Certificate provides for a longer or shorter period, special meetings of the Board shall be preceded by at least two (2) days’ notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting. Special meetings may be called by the President or Secretary with notice to each director as provided above. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of one (1) director.

3.8.3. Location of Meetings. The Board may hold meetings, both regular and special, either within or outside the Commonwealth of Puerto Rico.

3.9. Waiver of Notice.

(a)	Any director may waive any notice required by the GCL, the Certificate, or these Bylaws before or after the date and time stated in the notice. Except as provided by subsection (b) below, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

(b)	A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.10. Quorum; Presence at Meeting.

(a)	A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board, unless the Certificate requires a greater number.

(b)	Unless the Certificate provides otherwise, the Board may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(c)	A director who is present at a meeting of the Board or a committee of the Beard when corporate action is taken is deemed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding it or transacting business at the meeting; (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.11. Voting. The vote of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the Act of the Board, unless the Certificate or these Bylaws require the vote of a greater number of directors.

3.12. Unanimous Consent. Unless the Certificate provides otherwise, any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by unanimous consent of all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the Corporate records reflecting the action taken. Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date.

3.13. Compensation of Directors. Unless the Certificate provides otherwise, the Board may authorize the payment to a director of: (a) his or her expenses, if any, of attendance at any meeting of the Board; and (b) a stated salary as director or a fixed sum for attendance at any meeting of the Board or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.14. Director Committees. Unless the Certificate provides otherwise, the Board may establish one or more committees and appoint members of the Board to serve on them. Each committee must have two or more members, who shall serve at the pleasure of the Board. The establishment of a committee and appointment of members to it must be approved by the greater of: (a) a majority of all the directors in office when the action is taken; or (b) the number of directors required by the Certificate or these Bylaws to take such action. The provisions of the GCL and these Bylaws which govern meetings, actions without meetings, notices and waivers of notice, and quorum and voting requirements of the Board, shall also apply to committees and their members. Unless limited by the Certificate, each committee may exercise those aspects of the authority of the Board which the Board confers upon such committee in the resolution establishing the committee; provided, that a committee may not take any action proscribed by the GCL.

ARTICLE IV

Officers

4.1. Appointment.

(a)	The officers of the Corporation shall be appointed by the Board. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board. The same individual may simultaneously hold more than one office in the Corporation.

(b)	At its first meeting after each annual meeting of shareholders, the Board shall appoint a President, a Treasurer, a Secretary, and such other officers as it shall have determined to be necessary, all of whom shall hold their offices for such terms and shall exercise such powers perform such duties as shall be determined from time to time by the Board.

4.2. Resignation. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

4.3. Removal. The Board may remove any officer at any time with or without cause.

4.4. Compensation. The compensation of all officers of the Corporation shall be fixed by or in a manner approved by the Board.

4.5. Authority and Duties. Each officer shall have the authority and shall perform the duties prescribed by these Bylaws or by the Board (or by direction of an officer authorized by the Board to prescribe the duties of other officers). Unless the Board provides otherwise, the following officers of the Corporation shall have the following authority and duties:

4.5.1. Chairman. The Chairman of the Board, if one be appointed, shall preside at all meetings of the Board and shareholders. The Chairman shall have and perform such other duties as from time to time may be assigned by the Board.

4.5.2. President; Vice President(s).

(a)	Except to the extent otherwise authorized or determined by the Board, the President shall be the chief executive officer of the Corporation and, subject to the control of the Board, shall in general supervise all of the business and affairs of the Corporation. If no Chairman has been appointed by the Board, the President shall preside at all meetings of the Board and shareholders. Except to the extent otherwise authorized or determined by the Board, and subject to the control of the Board, the President shall: (i) present at each annual shareholders’ meeting a report of the condition of the business of the Corporation; (ii) unless called by the Secretary at his or her discretion, cause to be called regular and special meetings of the shareholders and directors in accordance with these Bylaws; (iii) appoint and remove, employ and discharge, and fix the compensation of all servants, agents, and employees of the Corporation, other than the duly appointed officers; (iv) sign and make all contracts, leases, deeds, mortgages, and other instruments on behalf of the Corporation which the Board has authorized to be executed; (v) see that the books, reports, statements, and certificates required of the Corporation by law are properly kept, made, and filed according to law; and (vi) enforce these Bylaws. In general, the President shall perform all the duties incident to the position and office and such other duties as may be prescribed by the Board from time to time.

(b)	The Board may appoint one or more Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned by the Board. In the event of the absence or disability of the President, the Vice President (or, if more than one, the Vice President in the order determined by the Board) or, if there shall be no Vice President, the Treasurer, shall perform the duties and exercise the authority of the President and, when so acting, shall be subject to all the restrictions upon the President.

4.5.3. Treasurer; Assistant Treasurer(s).

(a)

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; and (c) deposit all moneys in the name of the Corporation in such banks, trust companies, or other depositories as may be designated by the Board. In general, the Treasurer shall perform all the duties incident to the position and office and such other duties as may be assigned by the President or by the Board from time to time. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine.

(b)	The Board may appoint one or more Assistant Treasurers. Each Assistant Treasurer shall have such powers and shall perform such duties as shall be assigned by the Board. In the event of the absence or disability of the Treasurer, the Assistant Treasurer (or, if more than one, the Assistant Treasurers) in the order determined by the Board shall perform the duties and exercise the authority of the Treasurer and, when so acting, shall be subject to all the restrictions upon the Treasurer.

4.5.4. Secretary; Assistant Secretary(ies).

(a)	The Secretary shall be responsible for preparing minutes of the directors and shareholders’ meeting and for authenticating records of the Corporation. Unless otherwise specified by the Board or in these Bylaws, the Secretary shall: (i) give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board; (ii) be custodian of the Corporate records and of the seal of the Corporation and shall have authority to affix the seal to any instrument requiring it; and (iii) keep the shareholders’ list and the share transfer books of the Corporation. In general, the Secretary shall perform all the duties incident to the position and office and such other duties as may be prescribed by the Board from time to time.

(b)	The Board may appoint one or more Assistant Secretaries. Each Assistant Secretary shall have such powers and shall perform such duties as shall be assigned by the Board. In the event of the absence or disability of the Secretary, the Assistant Secretary (or, if more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the authority of the Secretary and when so acting, shall be subject to all the restrictions upon the Secretary.

ARTICLE V

Shares

5.1. Share Certificates.

(a)	Each share certificate of the Corporation shall, at a minimum, state on its face: (i) the name of the Corporation and that it is formed under the laws of the Commonwealth of Puerto Rico; (ii) the name of the person to whom issued; and (iii) the number and class of shares and the designation of the series, if any, the certificate represents.

(b)	If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge.

(c)	Each share certificate shall be consecutively numbered or otherwise identified.

(d)	Each share certificate must be signed (either manually or in facsimile) by two (2) officers, who, unless otherwise designated by the Board, shall be: (i) the President or a Vice President; and (ii) the Secretary or an Assistant Secretary. Share certificates may be sealed with the Corporate seal of the Corporation or a facsimile thereof.

(e)	A new share certificate for shares may be issued in the place of any share certificate previously issued by the Corporation and alleged to have been lost or destroyed. The Board may, in its discretion, require the owner of the lost or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond, in such sum as the Board may direct, not exceeding double the value of the shares, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

5.2. Share Transfer Books. The name and address of each person, to whom shares of the Corporation are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation.

5.3. Transfer of Shares. Shares of the Corporation, irrespective of class or series, shall be assignable and transferable on the books of the Corporation only by the person in whose name the shares appear on said books or by such person’s legal representative. In the case of a transfer of shares by power of attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In the case of a transfer of shares represented by a certificate, the former certificate must be surrendered and cancelled before a new certificate shall be issued; provided, that in the event of loss, mutilation, or destruction of a certificate, a duplicate certificate may be issued upon such terms as the Board shall prescribe.

5.4. Registered Shareholders. The Corporation shall be entitled: (a) to recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions and to vote as such owner; and (b) to hold liable for calls and assessments a person registered on its books as the owner of shares. Except as otherwise provided by the law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

ARTICLE VI

General Provisions

6.1. Distributions. The Board may authorize, and the Corporation may make, distributions (including dividends upon its outstanding shares) in the manner and upon the terms and conditions provided by law and in the Certificate. Distributions may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Certificate.

6.2. Checks and Notes; Loans. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board or by a person or persons authorized by the Board to take such action. Such authority may be general or confined to specific instances.

6.3. Seal. The Corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its incorporation, and the words “Corporate Seal” and “Puerto Rico.” Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or imprinted.

6.4. Voting Shares in Other Corporations. Whenever the Corporation shall own shares of another corporation, the President or Treasurer, acting either in person or by proxy, may exercise in the name and on behalf of the Corporation all rights of ownership thereof. The Board may from time to time, either generally or in any specific instance, delegate like authority to any one or more other persons.

6.5. Establishment of Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

ARTICLE VII

Amendments

7.1. Action by Board. The Board may amend or repeal these Bylaws.

7.2. Action by Shareholders. The Corporation’s shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by the Board.

ARTICLE VIII

Indemnification

8.1. Indemnification of Directors. Unless limited by the Certificate, the Corporation shall, to the extent consistent with public policy, indemnify:

(a)	any person made a party to a proceeding because he or she is or was a Director (as defined in the GCL) to the fullest extent authorized by the GCL, subject to a determination under the GCL that indemnification of such person in permissible in the circumstances because he or she has met the standard of conduct set forth in the GCL; and

(b)	any such person to the extent required by the GCL.

8.2. Indemnification of Officers. Unless limited by the Certificate, the Corporation shall, to the extent consistent with public policy, indemnify any officer of the Corporation who is not a Director to the same extent that the Corporation is obligated to indemnify a Director under Section 8.1 hereof.

8.3. Right Not Exclusive. A person’s right to indemnification under this Article is not exclusive of other rights to which such person may be entitled under any agreement, law (including the GCL), vote of shareholders or disinterested directors, or otherwise.

Record of Adoption and Amendment of Bylaws

Date: 10/1/99

Action: Adoption of Bylaws

CERTIFICATE

The Secretary of Brookstone Retail Puerto Rico, Inc., namely, Philip Roizin, hereby certifies that these are the By-Laws of the Corporation, as duly authorized by the Board of Directors of the Corporation, this 1st day of October 1999.

/s/ [PHILIP ROIZIN]
Philip Roizin
Secretary